UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                                       Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC

Jason Aintabi

Richard A. Anicetti

Steven H. Baer

R. Chris Kreidler

Frank Lazaran

James J. Martell

Sandra E. Taylor

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Blackwells Capital LLC, together with the other participants named herein (collectively, “Blackwells”), has filed a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of SuperValu Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the 2018 Annual Meeting.

Item 1: On May 29, 2018, Blackwells issued the following press release:

Blackwells Files Preliminary Proxy Materials for the Election of Directors at the 2018 Annual Meeting of Supervalu Inc.

Continues to Increase Ownership, Disclosing 7.3% Interest

Nominates Highly Qualified, Independent Slate of Shareholder Representatives Prepared to Reverse Decade-Long 92% Decline in Share Price

Blackwells Highlights Issues of Company Disclosures and Delay Tactics

NEW YORK--(BUSINESS WIRE)--Blackwells Capital LLC (together with its affiliates, “Blackwells Capital” or “Blackwells”), an alternative investment management firm with an approximate 7.3% ownership interest in Supervalu Inc. (NYSE: SVU) (“Supervalu” or the “Company”), today announced it has filed preliminary proxy materials to elect six highly qualified candidates to Supervalu’s Board of Directors (the “Board”) at the upcoming 2018 Annual Meeting of Shareholders (the “Annual Meeting”).

Over the last decade, Supervalu’s share price has declined 92%, reflecting the loss of over $5.4 billion for its shareholders. Over the same period, the Russell 2000 Consumer Staples Index has risen 134%. Blackwells believes this (stark) juxtaposition is symptomatic of an ensconced Board that lacks the requisite experience to oversee a winning strategy. Further, owning just 0.53% of the Company’s shares, the Board has de minimis alignment with shareholders.

We believe it is time for change.

Blackwells has nominated six outstanding professionals to serve on the Board in place of incumbent directors. These nominees are grocery, wholesaling, logistics and food service veterans, including former chief executive officers and chief financial officers of industry-leading companies. Collectively, the nominees have more than 220 years of combined leadership, strategic and operational experience.

Blackwells remains confident that the right strategy, coupled with an engaged and experienced board to oversee it, will allow Supervalu stock to appreciate to at least $45 per share, the target price identified in its February 6, 2018, public presentation. (This detailed analysis of Supervalu’s opportunities and strategy, assets and potential value is available to all shareholders at www.savesupervalu.com.)

Jason Aintabi, Managing Partner at Blackwells Capital, said, “Supervalu has a powerful foundation upon which to evolve grocery wholesaling, and the distribution and logistics capabilities that power it. It also has opportunities to review strategic alternatives that can substantially accelerate its ability to unlock shareholder value. However, with the share price still trading near six-year lows, the Company’s half measures – enacted in response to shareholder pressure – and a constant sense of reaction rather than pioneering, it is clear that Supervalu’s Board is a pressure point the market will continue to exploit.”

1

Added Aintabi, “To support this view, shareholders need only look to the Board’s delay in scheduling the Annual Meeting: the earliest record date that the Board could now set is at least six weeks behind any record date over the last 15 years. To neglect basic duties, conceivably in an effort to buy time and deflect legitimate shareholder pressures, is unambiguous entrenchment. Worse, it’s emblematic of reactionary and uninspired leadership.”

In its preliminary proxy statement, Blackwells has also submitted a proposal for shareholder approval at the Annual Meeting for Supervalu to provide more robust disclosures concerning the use of its private jet, particularly by non-employees and for non-business purposes. In the face of billions of dollars of lost shareholder value, it is appropriate to inquire about corporate waste. To date, Supervalu has refused to provide information about the use of the private jet by the family members of the executives and directors and the use of the jet for non-business purposes.

Aintabi concluded, “Supervalu is one of the most cheaply valued of all consumer staples public companies despite significant, tangible advantages, especially in relation to its direct competitors. Blackwells is confident that, with a clear mandate, an ethos of excellence and a track record of responsible stewardship, the nominees it has submitted for shareholder consideration will confer proper leadership such that the Company’s value in the market will reflect its significant assets and industry-dominating potential. Supervalu shareholders require a higher standard of director to achieve this, and we now have the opportunity for exactly that.”

About Blackwells Capital

Blackwells Capital is an alternative investment manager dedicated to global fundamental and special situation investing across capital structures. Founded in 2016 by Jason Aintabi, its Managing Partner, Blackwells’ investment approach is research-intensive, value-oriented and concentrated.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Blackwells Capital LLC, together with the other participants named herein (collectively, “Blackwells”), has filed a preliminary proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of Supervalu Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the 2018 Annual Meeting.

BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Blackwells Capital, Jason Aintabi, Richard A. Anicetti, Steven H. Baer, R. Chris Kreidler, Frank Lazaran, James J. Martell and Sandra E. Taylor (collectively, the “Participants”).

As of the close of business on May 28, 2018, Blackwells Capital beneficially owns 2,243,800 shares of common stock, $0.01 par value (the “Common Stock”) of the Company, including 666,300 shares underlying currently exercisable call options. Mr. Aintabi, as the managing partner of Blackwells Capital, may be deemed the beneficial owner of the 2,243,800 shares of Common Stock beneficially owned directly by Blackwells Capital. In addition, as of the date hereof, Mr. Aintabi beneficially owns directly 557,005 shares of Common Stock, including 460,400 shares underlying currently exercisable call options. As of the date hereof, none of Messrs. Anicetti, Baer, Kreidler, Lazaran, Martell or Ms. Taylor own any shares of Common Stock.

Contacts

Investors:

Morrow Sodali

Mike Verrechia, 800-662-5200

Blackwells@morrowsodali.com

or

Media:

Gagnier Communications

Dan Gagnier / Jeffrey Mathews / Patrick Reynolds

646-569-5897

2

Item 2: The following materials were posted by Blackwells to savesupervalu.com:

3

4

5

6

7